Exhibit 99.1

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services – (312) 780-7204

CORECIVIC REPORTS FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

INCREASES 2017 FULL YEAR EPS GUIDANCE TO $1.46 TO $1.54

AND FFO GUIDANCE TO $2.22 TO $2.30 PER DILUTED SHARE

NASHVILLE, Tenn. – February 8, 2017 – CoreCivic, Inc. (NYSE: CXW) (the “Company”) announced today its financial results for the fourth quarter and full year 2016.

Fourth Quarter 2016 Highlights

•	Revenue of $464.1 million increased 3.6% from the prior year quarter

•	Diluted EPS of $0.52, up 26.8% from $0.41 in the fourth quarter of 2015

•	Adjusted Diluted EPS of $0.52, up 20.9% from $0.43 in the fourth quarter of 2015

•	Normalized FFO per diluted share of $0.72, up 14.3% from $0.63 in the fourth quarter of 2015

Full Year 2016 Highlights

•	Total revenue of $1.85 billion in 2016 versus $1.79 billion in 2015

•	Diluted EPS of $1.87 in 2016 versus $1.88 in 2015

•	Adjusted diluted EPS of $1.90 in 2016 versus $1.93 in 2015

•	Normalized FFO per diluted share of $2.70 in 2016 versus $2.69 in 2015

“The final quarter of 2016 was exceptionally busy, with many significant accomplishments of which we are proud. During the quarter we formally launched the CoreCivic brand which more appropriately reflects the range of solutions we can provide, substantially completed the expansion of our Red Rock Correctional Center, entered into two new contracts with Immigration and Customs Enforcement to help address their emergent bed capacity needs, and extended our contract with the Federal Bureau of Prisons at our McRae Correctional Facility, to name a few of those accomplishments,” said Damon T. Hininger, CoreCivic’s President and Chief Executive Officer. “We see many opportunities to work with new and existing partners to deliver real estate solutions that address each partner’s unique needs, and we have the expertise and flexibility to deliver those solutions in an innovative and cost-effective manner.”

Fourth Quarter 2016 Results

Total revenue for the fourth quarter of 2016 was $464.1 million compared to $447.8 million in the fourth quarter of 2015. The increase in revenue was primarily attributable to the activation of the newly constructed Trousdale Turner Correctional Center in the first quarter of 2016, higher average daily populations from Immigration and Customs Enforcement (“ICE”) across multiple facilities in our portfolio, and the acquisition of 19 residential reentry facilities from the beginning of the fourth quarter of 2015 through the fourth quarter of

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

Fourth Quarter 2016 Financial Results

2016. These increases in revenue were partially offset by the amended inter-governmental service agreement for our South Texas Family Residential Center that resulted in a new, lower fixed monthly payment commencing in November 2016, the transition of offender populations during the fourth quarter of 2016 at our Cibola County Corrections Center from the Federal Bureau of Prisons (“BOP”) to a new contract with ICE, and lower inmate populations from the states of California and Colorado.

Net income generated in the fourth quarter of 2016 totaled $60.7 million, or $0.52 per diluted share, compared with $48.6 million, or $0.41 per diluted share, in the fourth quarter of 2015. Adjusted for special items, net income in the fourth quarter of 2015 was $50.6 million, or $0.43 per diluted share (Adjusted Diluted EPS). Special items in the fourth quarter of 2015 included expenses associated with mergers and acquisitions of $2.0 million, primarily related to the acquisition of Avalon Correctional Services, Inc., which we completed in the fourth quarter of 2015.

Funds From Operations, or FFO, was $84.6 million, or $0.72 per diluted share, during the fourth quarter of 2016, compared with $72.8 million, or $0.62 per diluted share, during the fourth quarter of 2015. Normalized FFO, which excludes the aforementioned special items, was $74.8 million, or $0.63 per diluted share, during the fourth quarter of 2015.

EBITDA was $119.4 million during the fourth quarter of 2016, compared with $109.4 million during the fourth quarter of 2015. Adjusted EBITDA was $110.7 million in the fourth quarter of 2016, compared with $97.7 million during the fourth quarter of 2015.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Business Development Update

Contract Award from ICE at the Cibola County Corrections Center. On October 31, 2016, we announced a new contract award to house up to 1,116 ICE detainees at our Cibola County Corrections Center in Milan, New Mexico. The contract contains an initial term of five years, with renewal options upon mutual agreement. Today, we care for approximately 400 ICE detainees at the facility.

Contract Award from ICE at the Northeast Ohio Correctional Center. On December 14, 2016, we announced a new contract award to house ICE detainees at our Northeast Ohio Correctional Center in Youngstown, Ohio. The new contract contains an initial term expiring March 31, 2017, with three six-month renewal periods at the option of ICE. Today, we care for approximately 200 ICE detainees at the facility in addition to approximately 500 detainees from the U.S. Marshals Service.

Fourth Quarter 2016 Financial Results

Red Rock Correctional Center Expansion Update. During the fourth quarter of 2015, CoreCivic entered into a new contract with the state of Arizona to house up to an additional 1,000 state inmates at our 1,596-bed Red Rock Correctional Center. We previously provided housing for approximately 1,000 offenders at the Red Rock facility under a multi-year contract that commenced in 2014. Construction to expand the facility to 2,024 beds and to add additional space for inmate reentry programming was substantially completed in December 2016 at a total cost of $37.0 million. The Company began receiving inmates under the new contract during July 2016 and today we care for over 1,900 offenders at the facility.

Acquisition of Residential Reentry Facility in Colorado. On January 1, 2017, we closed on the acquisition of the Arapahoe Community Treatment Center, a 135-bed residential reentry facility in Englewood, Colorado, for $5.5 million. The acquisition includes a contract with Arapahoe County to provide residential reentry services for up to 135 residents and complements the Company’s existing portfolio of residential reentry facilities in Colorado, which now represents eight facilities and 740 beds.

Offender Reentry and Rehabilitation Services – 2016 Achievements

CoreCivic is committed to helping those entrusted to our care with the services, support and resources necessary to return to the community as productive, contributing members of society. To that end, we provide a wide range of evidence-based reentry programs and activities at our facilities. At facilities across our system, inmates have the opportunity to enhance their education, pursue vocational or technical certifications, obtain necessary job skills and complete evidence-based treatment programs, with proven clinical outcomes.

Thanks to the dedication of our teachers, counselors, case managers, chaplains, and other inmate support service professionals, our program highlights during 2016 include:

•	La Palma Correctional Center awarding 964 vocational certificates

•	The Crowley County Correctional Facility leading the Colorado state system in GED completions

•	The Wheeler Correctional Facility leading the Georgia state system in GED completions

•	The Northwest New Mexico Correctional Facility re-missioning as a program-intensive reentry facility

We are proud of the employees who provided these impact programs to inmates and believe that we are making a difference in tackling America’s recidivism crisis.

2017 Financial Guidance

Based on current business conditions we have provided the following updated financial guidance for the first quarter of 2017 and the full year 2017:

Fourth Quarter 2016 Financial Results

	First Quarter 2017	Full Year 2017
• Diluted EPS	$0.37 to $0.39	$1.46 to $1.54
• FFO per diluted share	$0.57 to $0.58	$2.22 to $2.30

During 2017, we expect to invest approximately $66.0 million to $75.0 million in capital expenditures, consisting of approximately $10.0 million to $14.0 million in on-going prison construction and expenditures related to potential land acquisitions; approximately $25.0 million in maintenance capital expenditures on real estate assets; and approximately $31.0 million to $36.0 million for capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the fourth quarter 2016. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.corecivic.com/investors under “Financial Reports” of the Investors section.

Management may meet with investors from time to time during the first quarter of 2017. Written materials used in the investor presentations will also be available on our website beginning on or about February 27, 2017. Interested parties may access this information through our website at www.corecivic.com/investors under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, February 9, 2017, to discuss our fourth quarter 2016 financial results and future outlook. To listen to this discussion, please access “Presentations, Webcasts and Events” of the website at www.corecivic.com/investors. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on February 9, 2017, through 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on February 17, 2017. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 7079036.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, innovative and cost-saving government real estate solutions, and a growing network of residential reentry centers to help address America’s recidivism crisis. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. The Company has been a flexible and dependable partner for government for more than 30 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Fourth Quarter 2016 Financial Results

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts, including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison, detention, and residential reentry facilities and the commencement of new management contracts, as well as our ability to utilize available beds; (v) changes in government policy regarding the utilization of the private sector for corrections and detention capacity and our services by the U.S. Department of Justice and the Department of Homeland Security; (vi) changes in government policy and in legislation and regulation of corrections and detention contractors that affect our business, including but not limited to, California’s utilization of out-of-state contracted correctional capacity and the continued utilization of the South Texas Family Residential Center by U.S. Immigration and Customs Enforcement under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vii) our ability to successfully integrate operations of our acquisitions and realize projected returns resulting therefrom; (viii) our ability to meet and maintain qualification for taxation as a REIT; (ix) the availability of debt and equity financing on terms that are favorable to us; and (x) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in delays and increased costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

Fourth Quarter 2016 Financial Results

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Fourth Quarter 2016 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$37,711	$65,291
Restricted cash	—	877
Accounts receivable, net of allowance of $1,580 and $459, respectively	229,885	234,456
Prepaid expenses and other current assets	31,228	41,434

Total current assets	298,824	342,058
Property and equipment, net of accumulated depreciation of $1,352,323 and $1,193,723, respectively	2,837,657	2,883,060
Restricted cash	218	131
Investment in direct financing lease	—	684
Goodwill	38,386	35,557
Non-current deferred tax assets	13,735	9,824
Other assets	82,784	84,704

Total assets	$3,271,604	$3,356,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$260,107	$317,675
Income taxes payable	2,086	1,920
Current portion of long-term debt	10,000	5,000

Total current liabilities	272,193	324,595
Long-term debt, net	1,435,169	1,447,077
Deferred revenue	53,437	63,289
Other liabilities	51,842	58,309

Total liabilities	1,812,641	1,893,270

Commitments and contingencies
Preferred stock - $0.01 par value; 50,000 shares authorized; none issued and outstanding at December 31, 2016 and 2015, respectively	—	—
Common stock - $0.01 par value; 300,000 shares authorized; 117,554 and 117,232 shares issued and outstanding at December 31, 2016 and 2015, respectively	1,176	1,172
Additional paid-in capital	1,780,350	1,762,394
Accumulated deficit	(322,563)	(300,818)

Total stockholders’ equity	1,458,963	1,462,748

Total liabilities and stockholders’ equity	$3,271,604	$3,356,018

Fourth Quarter 2016 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
REVENUES	$464,134	$447,835	$1,849,785	$1,793,087

EXPENSES:
Operating	318,873	310,931	1,275,586	1,256,128
General and administrative	25,484	27,166	107,027	103,936
Depreciation and amortization	39,418	43,199	166,746	151,514
Restructuring charges	—	—	4,010	—
Asset impairments	—	—	—	955

	383,775	381,296	1,553,369	1,512,533

OPERATING INCOME	80,359	66,539	296,416	280,554

OTHER (INCOME) EXPENSE:
Interest expense, net	16,478	15,981	67,755	49,696
Expenses associated with debt refinancing transactions	—	—	—	701
Other (income) expense	386	295	489	(58)

	16,864	16,276	68,244	50,339

INCOME BEFORE INCOME TAXES	63,495	50,263	228,172	230,215
Income tax expense	(2,806)	(1,665)	(8,253)	(8,361)

NET INCOME	$60,689	$48,598	$219,919	$221,854

BASIC EARNINGS PER SHARE	$0.52	$0.41	$1.87	$1.90

DILUTED EARNINGS PER SHARE	$0.52	$0.41	$1.87	$1.88

DIVIDENDS DECLARED PER SHARE	$0.42	$0.54	$2.04	$2.16

Fourth Quarter 2016 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income	$60,689	$48,598	$219,919	$221,854
Special items:
Expenses associated with debt refinancing transactions	—	—	—	701
Expenses associated with mergers and acquisitions	16	1,969	1,586	3,643
Gain on settlement of contingent consideration	—	—	(2,000)	—
Restructuring charges	—	—	4,010	—
Asset impairments	—	—	—	955
Income tax benefit for special items	—	(2)	(215)	(26)

Adjusted net income	$60,705	$50,565	$223,300	$227,127

Weighted average common shares outstanding – basic	117,457	117,128	117,384	116,949
Effect of dilutive securities:
Stock options	73	379	306	631
Restricted stock-based compensation	163	277	101	205

Weighted average shares and assumed conversions - diluted	117,693	117,784	117,791	117,785

Adjusted Diluted Earnings Per Share	$0.52	$0.43	$1.90	$1.93

Fourth Quarter 2016 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income	$60,689	$48,598	$219,919	$221,854
Depreciation of real estate assets	23,937	24,195	94,346	90,219

Funds From Operations	$84,626	$72,793	$314,265	$312,073
Expenses associated with debt refinancing transactions	—	—	—	701
Expenses associated with mergers and acquisitions	16	1,969	1,586	3,643
Gain on settlement of contingent consideration	—	—	(2,000)	—
Restructuring charges	—	—	4,010	—
Goodwill and other impairments	—	—	—	955
Income tax benefit for special items	—	(2)	(215)	(26)

Normalized Funds From Operations	$84,642	$74,760	$317,646	$317,346

Funds From Operations Per Diluted Share	$0.72	$0.62	$2.67	$2.65

Normalized Funds From Operations Per Diluted Share	$0.72	$0.63	$2.70	$2.69

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income	$60,689	$48,598	$219,919	$221,854
Interest expense, net	16,478	15,981	67,755	49,696
Depreciation and amortization	39,418	43,199	166,746	151,514
Income tax expense	2,806	1,665	8,253	8,361

EBITDA	$119,391	$109,443	$462,673	$431,425
Expenses associated with debt refinancing transactions	—	—	—	701
Expenses associated with mergers and acquisitions	16	1,969	1,586	3,643
Gain on settlement of contingent consideration	—	—	(2,000)	—
Restructuring charges	—	—	4,010	—
Depreciation expense associated with STFRC lease	(6,792)	(10,706)	(38,678)	(29,887)
Interest expense associated with STFRC lease	(1,964)	(3,047)	(10,040)	(8,467)
Asset impairments	—	—	—	955

Adjusted EBITDA	$110,651	$97,659	$417,551	$398,370

Fourth Quarter 2016 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending March 31, 2017		For the Year Ending December 31, 2017
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$44,000	$46,000	$172,500	$182,000
Depreciation of real estate assets	23,000	23,000	89,000	89,000

Funds From Operations	$67,000	$69,000	$261,500	$271,000

Diluted EPS	$0.37	$0.39	$1.46	$1.54

FFO per diluted share	$0.57	$0.58	$2.22	$2.30

Net income	$44,000	$46,000	$172,500	$182,000
Interest expense	17,000	16,500	66,500	66,500
Depreciation and amortization	36,000	36,000	146,000	146,000
Income tax expense	2,500	2,000	11,000	10,500

EBITDA	$99,500	$100,500	$396,000	$405,000
Depreciation associated with STFRC lease	(4,100)	(4,100)	(16,600)	(16,600)
Interest expense associated with STFRC lease	(1,700)	(1,700)	(6,400)	(6,400)

Adjusted EBITDA	$93,700	$94,700	$373,000	$382,000

Fourth Quarter 2016 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, Funds From Operations (FFO), and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CoreCivic believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, a portion of the rental payments for the South Texas Family Residential Center is classified as depreciation and interest expense for financial reporting purposes. Adjusted EBITDA includes such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. CoreCivic may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, mergers and acquisitions (M&A) activity, restructuring charges, and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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